Exhibit 1.1

Shares of Class A Common Stock

Omega Navigation Enterprises, Inc.

UNDERWRITING AGREEMENT

April   , 2006

JEFFERIES & COMPANY, INC.

520 Madison Avenue, 12th Floor

New York, New York 10022

J.P. MORGAN SECURITIES, INC.

277 Park Avenue

New York, New York 10172

As U.S. Representatives of the several U.S. Syndicate Underwriters

Ladies and Gentlemen:

Omega Navigation Enterprises, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Exhibit A (the “U.S. Syndicate Underwriters”) an aggregate of      shares (the “U.S. Syndicate Firm Shares”) of its Class A common stock, par value $0.01 per share (the “Class A Shares”).  In addition, the Company has granted to the U.S. Syndicate Underwriters an option to purchase up to an aggregate of       additional Class A Shares (the “U.S. Syndicate Optional Shares”), as provided in Section 2.  The U.S. Syndicate Firm Shares and, if and to the extent such option is exercised, the U.S. Syndicate Optional Shares are collectively called the “U.S. Syndicate Offered Shares.”  Jefferies & Company, Inc. (“Jefferies”) and J.P. Morgan Securities, Inc. have agreed to act as U.S. Representatives of the several U.S. Syndicate Underwriters (in such capacity, the “U.S. Representatives”) in connection with the offering and sale of the U.S. Syndicate Offered Shares in the United States, the United Kingdom and designated jurisdictions other than Singapore and Hong Kong.  Class A Shares along with the Company’s Class B common stock are collectively referred to as the “Shares”.

It is understood that the Company is concurrently entering into an agreement (the “Singapore Syndicate Underwriting Agreement”) providing for the issuance and sale by the Company of an aggregate of       Class A Shares (the “Singapore Syndicate Firm Shares”), through arrangements with certain underwriters in Singapore and Hong Kong (the “Singapore Syndicate Underwriters”), for whom UOB Asia Limited is acting as lead manager.  In addition, the Company has granted to the Singapore Syndicate Underwriters an option to purchase up to an aggregate of      additional Class A Shares (the “Singapore Syndicate Optional Shares”) and, together with the Singapore Syndicate Firm Shares, (the “Singapore Syndicate Offered Shares”).

It is further understood that the U.S. Syndicate Underwriters and the Singapore Syndicate Underwriters are simultaneously entering into an Agreement Among Syndicates, which provides, among other things, that upon obtaining the written consent of Jefferies (as the Global Offering

Coordinator for offering of the U.S. Syndicate Offered Shares and the Singapore Syndicate Offered Shares), the Singapore Syndicate Underwriters may purchase from the U.S. Syndicate Underwriters a portion of the U.S. Syndicate Optional Shares to be sold pursuant to this Underwriting Agreement and the U.S. Syndicate Underwriters may purchase from the Singapore Syndicate Underwriters a portion of the Singapore Syndicate Optional Shares to be sold pursuant to the Singapore Syndicate Underwriting Agreement.  The Company is not, and shall not become, a party to the Agreement Among Syndicates and shall have no rights or obligations thereunder.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-132503), and amendments thereto, which contains a form of prospectus to be used in connection with the public offering and sale of the U.S. Syndicate Offered Shares (the “U.S. Prospectus”).  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Such U.S. Prospectus, in the form first used by the U.S. Syndicate Underwriters to confirm sales of the U.S. Syndicate Firm Shares (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the U.S. Syndicate Firm Shares, is called the “U.S. Prospectus.”  All references in this Underwriting Agreement (the “Agreement”) to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary U.S. Prospectus, the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and (ii) the U.S. Prospectus shall be deemed to include the “electronic U.S. Prospectus” provided for use in connection with the offering of the U.S. Syndicate Offered Shares as contemplated by Section 3(k) of this Agreement.

At or prior to the time when sales of the U.S. Syndicate Firm Shares were first made (the “Time of Sale”), the Company had prepared only the following information (collectively with the additional pricing information set forth on Annex B, the “Time of Sale Information”): a Preliminary Prospectus dated March 16, 2006, a Preliminary Prospectus dated March 27, 2006, a Preliminary Prospectus dated April 4, 2006, A Preliminary Prospectus dated March 6, 2006 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

The Company hereby confirms its agreements with the U.S. Syndicate Underwriters as follows:

Section 1.  Representations and Warranties of the Company1.  The Company hereby represents, warrants and covenants to each U.S. Syndicate Underwriter as follows:

(a)  Compliance with Registration Requirements.  The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Class A Shares: (a) one form of prospectus relating to the U.S. Syndicate Offered Shares, which are to be offered and sold to United States persons in the United States and to persons other than United States Persons in the United Kingdom and designated foreign jurisdictions other than Singapore and Hong Kong and (b) one form of prospectus relating to the Singapore Syndicate Offered Shares, which are to be offered and sold to persons other than United States persons in Singapore, Hong Kong, the United Kingdom and Norway (the “Singapore Syndicate Prospectus”).

Each preliminary U.S. Prospectus and the U.S. Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the U.S. Syndicate Underwriters for use in connection with the offer and sale of the U.S. Syndicate Offered Shares.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The U.S. Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, or the U.S. Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any U.S. Syndicate Underwriter furnished to the Company in writing by a U.S. Syndicate Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by a U.S. Syndicate Underwriter to the Company consists of the information described in Section 8(b) below.  There are no contracts or other documents required to be described in the U.S. Prospectus or in any Time of Sale Information or required to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b)  Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the First Closing Date or the Option Closing Date (each as defined in Section 2 of this Agreement) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any U.S. Syndicate Underwriter furnished to the Company in writing by a U.S. Syndicate Underwriter expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)  Issuer Free Writing Prospectus.  Other than the U.S. Prospectus, the Company (including its agents and representatives, other than the U.S. Syndicate Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the U.S. Syndicate Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the U.S. Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the U.S. Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any U.S. Syndicate Underwriter furnished to the Company in writing by such U.S. Syndicate Underwriter through the U.S. Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)  Offering Materials Furnished to U.S. Syndicate Underwriters.  The Company has delivered to the U.S. Representatives, or will have delivered at the First Closing Date, a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary U.S. Prospectus and the U.S. Prospectus, as amended or supplemented, in such quantities and at such places as the U.S. Representatives have reasonably requested for each of the U.S. Syndicate Underwriters.

(e)  Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several U.S. Syndicate Underwriters in Section 2, (ii) the completion of the U.S. Syndicate Underwriters’ distribution of the U.S. Syndicate Offered Shares and (iii) the expiration of 25 days after the date of the U.S. Prospectus, any offering material in connection with the offering and sale of the U.S. Syndicate Offered Shares other than a preliminary U.S. Prospectus, the U.S. Prospectus, the Time of Sale Information or the Registration Statement.

(f)  The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)  Authorization of the U.S. Syndicate Offered Shares.  The U.S. Syndicate Offered Shares to be purchased by the U.S. Syndicate Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(h)  No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)  No Material Adverse Change.  Except as otherwise disclosed in the U.S. Prospectus and the Time of Sale Information, since the date of the latest audited financial statements included in the U.S. Prospectus and the Time of Sale Information: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company (in Shares or otherwise) or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j)  Independent Accountants.  Ernst & Young (Hellas) Certified Auditors Accountants S.A., who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the U.S. Prospectus and in the Time of Sale Information, are (i) independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who, to the Knowledge of the Company, has not requested such registration to be withdrawn.

(k)  Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the U.S. Prospectus and in the Time of Sale Information present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  Such financial statements and supporting schedules have, except as otherwise stated in the Registration Statement, U.S. Prospectus or the Time of Sale Information, been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement.  The financial data set forth in the U.S. Prospectus and in the Time of Sale Information under the captions “Prospectus Summary—Summary Consolidated Financial and Other Operating Data,” “Selected Consolidated Financial and Other Operating Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.  To the Knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the U.S. Prospectus and in the Time of Sale Information.

(l)  Company’s Accounting System.  The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)  Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and the Time of Sale Information and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.  All of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the U.S. Prospectus and the Time of Sale Information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration Statement and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(n)  Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the U.S. Prospectus and in the Time of Sale Information under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the U.S. Prospectus or the Time of Sale Information or upon exercise of outstanding options described in the U.S. Prospectus or the Time of Sale Information).  The U.S. Syndicate Offered Shares conform in all material respects to the description thereof contained in the U.S. Prospectus.  All of the issued and outstanding U.S. Syndicate Offered Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the U.S. Syndicate Offered Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the U.S. Prospectus and the Time of Sale Information.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the U.S. Prospectus and the Time of Sale Information accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.  Except as set forth in the U.S. Prospectus or the Time of Sale Information, there are no restrictions on subsequent transfers of the U.S. Syndicate Offered Shares under the laws of the

United States, Republic of the Marshall Islands or Greece. The 10,000 shares of Class A Common Stock and the 3,140,000 shares of Class B Common Stock owned by One Holdings are owned of record and beneficially by One Holdings and no third party has any security interest, right to purchase, lien or other claim or right against or affecting such shares.  All of the issued and outstanding shares of One Holdings are owned of record and beneficially by Georgios Kassiotis and no third party has any security interest, right to purchase, lien or other claim or right against or affecting such shares.  There is no existing agreement or arrangement which obligates or could obligate One Holdings to issue any additional shares of capital stock to any third party.

(o)  No Prohibition on Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the U.S. Prospectus (exclusive of any supplement thereto). The Company is not currently prohibited, directly or indirectly, from paying dividends to its shareholders.  All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of the Marshall Islands and Greece and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands and Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and Greece, and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands and Greece.

(p)  Vessel Registry.  On the First Closing Date, as defined herein, each of the vessels listed on Annex A hereto will be duly registered as a vessel in the sole ownership of the entity indicated as the “Owning Entity” of such vessel on Annex A under the laws of the Republic of the Marshall Islands; each of said entities has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record, except as set forth in the U.S. Prospectus or the Time of Sale Information; and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the Republic of the Marshall Islands as would affect its registry with the Marshall Islands Ship Registry except such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described in the U.S. Prospectus (exclusive of any supplement thereto) and in the Time of Sale Information or (ii) as do not, individually or in the aggregate, materially affect the value of any such vessel and do not materially interfere with the use of any such vessel as it has been used in the past and is proposed to be used in the future, as described in the U.S. Prospectus and in the Time of Sale Information.

(q)  Vessel Purchase Agreements and Option Agreements.  Each of the vessel purchase agreements to purchase the two double hull Handymax product tankers and the four double hull Panamax product tankers attached as Exhibits B-1 through B-6 hereto has been duly authorized, executed and delivered by the Company and, to the best of the Company’s knowledge and belief, by each other party thereto, and is a valid and binding agreement of the Company and, to the best of the Company’s knowledge and belief, each other party thereto, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each of the option agreements to purchase the four Ice Class 1A double hull Panamax product tankers attached as Exhibits C-1 through C-4 hereto has been duly authorized, executed and delivered by the Company, and to the best of the Company’s knowledge and belief,by each other party thereto, and is a valid and binding agreement of the Company and, to the Company’s knowledge and belief, of each other party thereto, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The purchase prices paid by the Company for its two drybulk carriers in May 2005 represented fair and reasonable market prices at such time and the purchase prices payable by the Company for its two double hull Handymax product tankers and the four double hull Panamax product tankers reflect fair and reasonable market prices.

(r)  Stock Exchange Listing.  The U.S. Syndicate Offered Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(s)  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or similar organizational documents or is in violation or default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the U.S. Prospectus, Time of Sale Information, Singapore Syndicate Prospectus and the issuance and sale of the U.S. Syndicate Offered Shares and Singapore Syndicate Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the United States, the Republic of the Marshall Islands, Greece or any other foreign jurisdiction.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency in the United States, the Republic of the Marshall Islands, Greece or any other foreign jurisdiction is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the U.S. Prospectus and the Time of Sale Information, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the NASD, and (B) such as may be required under the laws of the Republic of the Marshall Islands and its Registry of Shipping in connection with the changes in ownership of the vessels set forth in Annex A hereto.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)  No Material Actions or Proceedings.  Except as otherwise disclosed in the U.S. Prospectus or Time of Sale Information, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) any such action, suit or proceeding, if determined adversely, could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of U.S Syndicate Offered Shares.  No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(u)  Intellectual Property Rights.  The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the U.S. Prospectus or the Time of Sale Information and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(v)  All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits (“Permits”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(w)  Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected in the U.S. Prospectus and accompanying financial statements as owned by them, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as disclosed in the Registration Statement or Time of Sale Information or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary; provided, however, that with respect to the 6 vessels listed on Exhibits B-1 through B-6 that are expected to be delivered to the relevant subsidiary after the closing date, on the dates set forth in the vessel purchase agreements upon the delivery of such vessels the Company and/or each of its subsidiaries will have good and marketable title to such assets as are necessary to the conduct of its operations as reflected in the U.S. Prospectus.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x)  Tax Law Compliance.  The Company and its subsidiaries have filed all necessary federal, state and foreign tax returns including, without limitation, income and franchise tax returns, or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(y)  Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law, the laws of any U.S. state, the Republic of the Marshall Islands or Greece, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the U.S. Syndicate Offered Shares.

(z)  Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after receipt of payment for the U.S. Syndicate Offered Shares will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa)  Insurance.  Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions, or participate in mutual and indemnity associations, with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses and as disclosed in the Registration Statement and the Time of Sale Information.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions, or through mutual and indemnity associations, as may be necessary or appropriate to conduct its business as now conducted.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(bb)  No Price Stabilization or Manipulation; Compliance with Regulation M.  The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the U.S. Syndicate Offered Shares, the Singapore Syndicate Offered Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the U.S. Syndicate Offered Shares, the Singapore Syndicate Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the U.S. Syndicate Underwriters may engage in passive market making transactions in the U.S. Syndicate Offered Shares on the Nasdaq National Market in accordance with Regulation M.

(cc)  Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the U.S. Prospectus and the Time of Sale Information which have not been described as required.

(dd)  No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the U.S. Prospectus and the Time of Sale Information.

(ee)  Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting.  The Company has established and maintains disclosure controls and procedures, which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated for effectiveness as of a date within 90 days of the date of the U.S. Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)  Sarbanes Oxley Act.  Each of the Company and the Company’s directors and officers, in their capacities as such, is in compliance, in all material respects, with all applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are effective and applicable to the Company.

(gg)  Compliance with Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations, regulatory response plans and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh)  Employee Benefit Plans.  Except as otherwise disclosed in the U.S. Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, to the extent applicable and with applicable laws relating to such employee benefit plans.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA or otherwise with respect to termination of, or withdrawal from, any “employee benefit plan”.

(ii)  Brokers.  Except as disclosed in the U.S. Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(jj)  No Outstanding Loans or Other Extensions of Credit.  Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or officer (or equivalent thereof) of the Company or any subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

(kk)  Compliance with Laws.  The Company and each of its subsidiaries is in compliance with all applicable statutes, laws, rules, regulations, judgments, orders and decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or their properties, including without limitation, the United Nations International Maritime Authority, except where failure to be so in compliance would not result in a Material Adverse Change.

(ll)  Trading with the Enemy Act.  Neither the sale of the U.S. Syndicate Offered Shares by the Company nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as a U.S. Syndicate Underwriter or purchaser of any U.S. Syndicate Offered Shares, to violate the Trading With the Enemy Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(mm)  Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)  Currency and Foreign Transactions Reporting Act.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)  OFAC.  Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)  PFIC.  The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not believe it is likely to become a PFIC.

(qq)  Enforceability of Operative Agreements.  Each of (i) the Agreement, (ii) the six product tanker vessel purchase agreements by which the Company has agreed to purchase from the vendors listed therein the six vessels (the “Vessel Purchase Agreements”), (iii) the four Ice Class 1A product tanker option agreements by which the Company has an option to purchase from the vendors listed therein the four Ice Class 1A product tankers (the “Vessel Option Agreements”), (iv) the technical management agreement (the “Product Tanker Technical Management Agreement”) between the Company and V. Ships, (v) the technical management agreement (the “Drybulk Technical Management Agreement”) between the Company and Target Marine S.A., (vi) the $295,000,000 Senior Secured Credit Facility among the Company and HSH Nordbank AG, Hamburg as lead arranger and bookrunner (the “Senior Secured Credit Facility”), and (vii) the $55,000,000 Secured Loan Facility among the Company and Nordea Bank Finland plc (the “Secured Loan Facility”), (collectively, the documents in clauses (i) through (vii) of this subsection (qq), the “Operative Agreements”), has been duly authorized, validly executed and delivered by the Company.  Each of the Operative Agreements is a valid and binding agreement of the Company and, to the Company’s knowledge and belief, of each other party thereto, enforceable against such party in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(rr)  Financial Projections.  The statements, (including the assumptions described therein) included in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Forecasted Cash Available For Dividends, Reserves and Extraordinary Expenses” (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company’s good faith estimate of the matters described therein.

(ss)  Related Party Agreements.  Other than as disclosed in the U.S. Prospectus and the Time of Sale Information there are no agreements or arrangements (i) between the Company, on the one hand, and One Holdings or Georgios Kassiotis or any of their respective Affiliates, on the other hand or (ii) between the Company or any of its Affiliates or One Holdings, Georgios Kassiotis or any of their respective Affiliates, on the one hand, and Target Marine S.A., V. Ships or any of their respective Affiliates, on the other hand.

(tt)  Singapore Syndicate Underwriting Agreement.  All of the representations and warranties made by the Company in the Singapore Syndicate Underwriting Agreement are true and correct as of the date hereof and the Company is not in breach of any of the representations, warranties, covenants or undertakings made by the Company in the Singapore Syndicate Underwriting Agreement.

The Company acknowledges that the U.S. Syndicate Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the U.S. Syndicate Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.  Purchase, Sale and Delivery of the U.S. Syndicate Offered Shares.

(a)  The U.S. Syndicate Firm Shares.  The Company agrees to issue and sell to the several U.S. Syndicate Underwriters the U.S. Syndicate Firm Shares upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the U.S. Syndicate Underwriters agree, severally and not jointly, to purchase from the Company the respective number of U.S. Syndicate Firm Shares set forth opposite their names on Exhibit A.  The purchase price per Firm Share to be paid by the several U.S. Syndicate Underwriters to the Company shall be $15.91 per share.

(b)  The First Closing Date.  Delivery of certificates for the U.S. Syndicate Firm Shares to be purchased by the U.S. Syndicate Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the U.S. Representatives) at 9:00 a.m. New York time, on April 12, 2006, or such other time and date not later than 1:30 p.m. New York time, on April [  ], 2006, as the U.S. Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).  The Company hereby acknowledges that circumstances under which the U.S. Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the U.S. Representatives to recirculate to the public copies of an amended or supplemented U.S. Prospectus or a delay as contemplated by the provisions of Section 10.

(c)  The U.S. Syndicate Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several U.S. Syndicate Underwriters to purchase, severally and not jointly, up to an aggregate of 1,800,000 U.S. Syndicate Optional Shares from the Company at the purchase price per share to be paid by the U.S. Syndicate Underwriters for the U.S. Syndicate Firm Shares.  The option granted hereunder is for use by the U.S. Syndicate Underwriters solely in covering any over-allotments in connection with the sale and distribution of the U.S. Syndicate Firm Shares, unless otherwise agreed upon in writing by U.S. Syndicate Underwriters and Singapore Syndicate Underwriters in accordance with the Agreement Among Syndicates.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the U.S. Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of U.S. Syndicate Optional Shares as to which the U.S. Syndicate Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the U.S. Syndicate Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the U.S. Syndicate Firm Shares and such U.S. Syndicate Optional Shares).  Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the U.S. Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.  If any U.S. Syndicate Optional Shares are to be purchased, each U.S. Syndicate Underwriter agrees, severally and not jointly, to purchase the number of U.S. Syndicate Optional Shares (subject to such adjustments to eliminate fractional U.S. Shares as the U.S. Representatives may determine) that bears the same proportion to the total number of U.S. Syndicate Optional Shares to be purchased as the number of U.S. Syndicate Firm Shares set forth on Exhibit A opposite the name of such U.S. Syndicate Underwriter bears to the total number of U.S. Syndicate Firm Shares, unless otherwise agreed upon in writing by the U.S. Syndicate Underwriters and the Singapore Syndicate Underwriters in accordance with the Agreement Among Syndicates.  The U.S. Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)  Public Offering of the U.S. Syndicate Offered Shares.  The U.S. Representatives hereby advise the Company that the U.S. Syndicate Underwriters intend to offer for sale to the public, initially on the terms set forth in the U.S. Prospectus, their respective portions of the U.S. Syndicate Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the U.S. Representatives, in their sole judgment, have determined is advisable and practicable.

(e)  Payment for the U.S. Syndicate Offered Shares.  Payment for the U.S. Syndicate Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the U.S. Representatives have been authorized, for their own account and the accounts of the several U.S. Syndicate Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the U.S. Syndicate Firm Shares and any U.S. Syndicate Optional Shares the U.S. Syndicate Underwriters have agreed to purchase.  Jefferies, individually and not as one of the U.S. Representatives of the U.S. Syndicate

Underwriters, may (but shall not be obligated to) make payment for any U.S. Syndicate Offered Shares to be purchased by any U.S. Syndicate Underwriter whose funds shall not have been received by the U.S. Representatives by the First Closing Date or an Option Closing Date, as the case may be, for the account of such U.S. Syndicate Underwriter, but any such payment shall not relieve such U.S. Syndicate Underwriter from any of its obligations under this Agreement.

(f)  Delivery of the U.S. Syndicate Offered Shares.  The Company shall deliver, or cause to be delivered, to the U.S. Representatives for the accounts of the several U.S. Syndicate Underwriters the U.S. Syndicate Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer (as evidenced by receipt of Fed Wire reference confirmation number) of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered, to the U.S. Representatives for the accounts of the several U.S. Syndicate Underwriters, the U.S. Syndicate Optional Shares the U.S. Syndicate Underwriters have agreed to purchase at the First Closing Date or an Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the U.S. Syndicate Offered Shares shall be in definitive form and registered in such names and denominations as the U.S. Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the U.S. Representatives may designate.  Delivery of the U.S. Syndicate Offered Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the U.S. Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the U.S. Syndicate Underwriters.

(g)  Delivery of U.S. Prospectus to the U.S. Syndicate Underwriters.  Not later than 12:00 p.m. on the second business day following the date the U.S. Syndicate Offered Shares are first released by the U.S. Syndicate Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the U.S. Prospectus in such quantities and at such places as the U.S. Representatives shall request.

(h)  No Fiduciary Duty.  The Company acknowledges and agrees that the U.S. Syndicate Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of U.S. Syndicate Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the U.S. Representatives nor any other U.S. Syndicate Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the U.S. Syndicate Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the U.S. Syndicate Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the U.S. Syndicate Underwriters and shall not be on behalf of the Company.  The Company hereby waives and releases to the fullest extent permitted by law, any claims that the Company may have against the U.S. Syndicate Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the Company’s offer and sale of the U.S. Syndicate Offered Shares.

Section 3.  Additional Covenants of the Company.  The Company further covenants and agrees with each U.S. Syndicate Underwriter as follows:

(a)  U.S. Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the U.S. Syndicate Underwriters, the U.S. Prospectus is no longer required by law to be delivered in connection with sales by a U.S. Syndicate Underwriter or dealer (the “U.S. Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the U.S. Prospectus, the Company shall furnish to the U.S. Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the U.S. Representatives’ consent.

(b)  Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the U.S. Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary U.S. Prospectus or the U.S. Prospectus or the Time of Sale Information, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary U.S. Prospectus, the U.S. Prospectus or any Time of Sale Information or of any proceedings to remove, suspend or terminate from listing or quotation the U.S. Syndicate Offered Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)  Amendments and Supplements to the U.S. Prospectus and Other Securities Act Matters.  If, during the U.S. Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus or any Time of Sale Information in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Time of Sale Information is delivered to a purchaser, not misleading, or if in the opinion of the U.S. Representatives or counsel for the U.S. Syndicate Underwriters it is otherwise necessary to amend or supplement the U.S. Prospectus or the Time of Sale Information to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the U.S. Syndicate Underwriters and to dealers, amendments or supplements to the U.S. Prospectus or the Time of Sale Information so that the statements in the U.S. Prospectus or the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus or the Time of Sale Information is delivered to a purchaser, be misleading or so that the U.S. Prospectus and Time of Sale Information, as amended or supplemented, will comply with law.  Neither the U.S. Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(c).

(d)  Copies of any Amendments and Supplements to the U.S. Prospectus.  The Company agrees to furnish the U.S. Representatives, without charge, during the U.S. Prospectus Delivery

Period, as many copies of the U.S. Prospectus and any amendments and supplements thereto as the U.S. Representatives may request.

(e)  Blue Sky Compliance.  The Company shall cooperate with the U.S. Representatives and counsel for the U.S. Syndicate Underwriters to qualify or register the U.S. Syndicate Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the U.S. Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the U.S. Syndicate Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the U.S. Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the U.S. Syndicate Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)  Use of Proceeds.  The Company shall apply the net proceeds from the sale of the U.S. Syndicate Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the U.S. Prospectus.

(g)  Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the U.S. Syndicate Offered Shares.

(h)  Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2007 that satisfies the provisions of Section 11(a) of the Securities Act.

(i)  Periodic Reporting Obligations.  During the U.S. Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the U.S. Syndicate Offered Shares as may be required under Rule 463 under the Securities Act.

(j)  Listing.  The Company will use its best efforts to effect and maintain the inclusion and quotation of the U.S. Syndicate Offered Shares on the Nasdaq National Market and to maintain the inclusion and quotation of the U.S. Syndicate Offered Shares on the Nasdaq National Market.

(k)  Company to Provide Copy of the U.S. Prospectus in Form That May be Downloaded from the Internet.  The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an “electronic U.S. Prospectus” to be used by the U.S. Syndicate Underwriters in connection with the offering and sale of the U.S. Syndicate Offered Shares.  As used herein, the term “electronic U.S. Prospectus” means a form of U.S. Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies and the other U.S. Syndicate Underwriters to offerees and purchasers of the U.S. Syndicate Offered Shares for at least the U.S. Prospectus Delivery Period; (ii) it shall disclose the same information as the paper U.S. Prospectus and U.S.

Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic U.S. Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the U.S. Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).  Such electronic U.S. Prospectus may consist of a Rule 434 preliminary U.S. Prospectus, together with the applicable Term Sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence.  The Company hereby confirms that it has included or will include in the U.S. Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her U.S. Representatives within the U.S. Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the U.S. Prospectus.

(l)  Agreement Not to Offer or Sell Additional Shares.  During the period commencing on the date hereof and ending on the 180th day following the date of the U.S. Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the U.S. Representatives (which consent may be withheld at the discretion of the U.S. Representatives), directly or indirectly, (i) offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any Shares or any options or warrants to purchase any Shares, or any securities convertible into or exchangeable for Shares, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Shares (regardless of whether any of these transactions are to be settled by the delivery of Shares or such other securities, in cash or otherwise), or (iii) publicly announce an intention to do any of the foregoing or file any registration statement under the Securities Act with respect to the foregoing (other than as contemplated by this Agreement with respect to the U.S. Syndicate Offered Shares); provided, however, that the Company may issue Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the U.S. Prospectus, but only if the holders of such Shares, options, or Shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such Shares or options during such Lock-up Period without the prior written consent of the U.S. Representatives (which consent may be withheld at the discretion of the U.S. Representatives).  In the event that either (1) during the last 17 days of the Lock-up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-up Period, the Company announces that the Company will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in either case the expiration of the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the release of earnings results or the material news or the occurrence of the material event, as applicable, unless the U.S. Representatives waive, in writing, such an extension.

(m)  Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the U.S. Syndicate Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(n)  No Stabilization or Manipulation; Compliance with Regulation M.  The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the U.S. Syndicate Offered Shares or any other reference security, whether to facilitate the sale or resale of the U.S. Syndicate Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the U.S. Syndicate Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the U.S. Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(o)  Existing Lock-Up Agreements.  The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(p)  Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

The U.S. Representatives, on behalf of the several U.S. Syndicate Underwriters, may waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.  Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the U.S. Syndicate Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the U.S. Syndicate Offered Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the U.S. Syndicate Offered Shares to the U.S. Syndicate Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary U.S. Prospectus and the U.S. Prospectus, any Time of Sale Information, and all amendments and supplements thereto, and all fees and expenses incurred in the mailing and delivery of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary U.S. Prospectus and the U.S. Prospectus, any Time of Sale Information, and all amendments and supplements thereto, to the U.S. Syndicate Underwriters, and all costs and expenses incurred in connection with the preparation of this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the U.S. Syndicate Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the U.S. Syndicate Offered Shares for offer and sale under the state securities or blue sky laws, (vii) the filing fees incident to the NASD’s review and approval of the U.S. Syndicate Underwriters’ participation in the offering and distribution of the U.S. Syndicate Offered Shares, (viii)  the fees and expenses associated with including the U.S. Syndicate Offered Shares for quotation on the Nasdaq National Market, (ix) all other fees, costs and expenses listed under “Other Expenses Of Issuance And Distribution” of the U.S. Prospectus and(x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the U.S. Syndicate Offered Shares to prospective investors and the U.S. Syndicate Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants, which consultants are engaged with the consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants and the U.S. Syndicate Underwriters, and the cost of any aircraft chartered in connection with the road show. Except as provided in Section 4, Section 6, Section 8 and Section 9 hereof, the U.S. Syndicate Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.  Conditions of the Obligations of the U.S. Syndicate Underwriters.  The obligations of the several U.S. Syndicate Underwriters to purchase and pay for the U.S. Syndicate Offered Shares as provided herein on the First Closing Date and, with respect to the U.S. Syndicate Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the U.S. Syndicate Optional Shares, as of each Option Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter.  On the date hereof, the U.S. Representatives shall have received from Ernst & Young (Hellas) Certified Auditors Accountants S.A., (i) a letter dated the date hereof addressed to the U.S. Syndicate Underwriters, in form and substance satisfactory to the U.S. Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to U.S. Syndicate Underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the U.S. Prospectus and the Time of Sale Information (and the U.S. Representatives shall have received an additional 5 conformed copies of such accountants’ letter for each of the several U.S. Syndicate Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b)  Compliance with Registration Requirements; No Stop Order; No Objection from NASD.  For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the U.S. Syndicate Optional Shares, each Option Closing Date:

(i)            the Company shall have filed the U.S. Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)           no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii)          the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)  No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the U.S. Syndicate Optional Shares, each Option Closing Date:

(i)            in the judgment of the U.S. Representatives there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)  Opinion of Company’s U.S. Counsel.  On each of the First Closing Date and each Option Closing Date the U.S. Representatives shall have received the opinion of Seward & Kissel, LLP, the Company’s U.S. counsel, dated as of such closing date and addressed to the Representative, to the effect that:

(i)            such counsel have acted as counsel for the Company with respect to certain legal matters in connection with the offer and sale of the U.S. Syndicate Offered Shares, and have also participated in the preparation of the Registration Statement; in connection therewith, such counsel prepared the discussions (the “Discussions”) set forth under the captions “Tax Considerations”, “Risk Factors—We may have to pay tax on United States source income, which would reduce our earnings” and the first paragraph under the caption “Risk Factors—U.S. tax authorities could treat us as a passive foreign investment company, which could have adverse U.S. federal income tax consequences to U.S. holders” in the Registration Statement; all statements of legal conclusions contained in the Discussions, unless otherwise noted, are such counsel’s opinion with respect to the matters set forth therein as of the effective date of the Registration Statement; in addition, such counsel are of the opinion that each of the Discussions with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussions, as to which such counsel need express no opinion);

(ii)           the Registration Statement has become effective under the Securities Act; any required filing of the U.S. Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the U.S. Prospectus (other than the financial statements and other financial, accounting and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules thereunder;

(iii)          the description of the statutes and regulations set forth in the Registration Statement and U.S. Prospectus under the captions “Business — Environmental and Other

Regulations” fairly describe in all material respects the portions of the statutes and regulations addressed thereby;

(iv)          the U.S. Syndicate Offered Shares have been admitted and authorized for quotation, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market;

(v)           to such counsel’s knowledge, (i) there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or to which any of its properties is subject that are required to be described in the U.S. Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act;

(vi)          the Company is not and, after giving effect to the offering and sale of the U.S. Syndicate Offered Shares and the application of the proceeds thereof as described in the U.S. Prospectus, will not be, an “investment company” as defined in the Investment Company Securities Act of 1940, as amended;

(vii)         no consent, approval, authorization, order, registration, qualification or filing with or order of any U.S. Federal or New York court or governmental agency or body, or to such counsel’s knowledge, any other court or governmental agency or body, is required in connection with the issue and sale of the U.S. Syndicate Offered Shares and the consummation of any other of the transactions contemplated herein, except such as may be required under the Securities Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Syndicate Offered Shares in the manner contemplated in this Agreement and in the U.S. Prospectus and such other approvals (specified in such opinions) as have been obtained;

(viii)        the execution, delivery and performance of this Agreement, the issue and sale of the U.S. Syndicate Offered Shares and the consummation of any other of the transactions herein contemplated will not (a) result in a conflict with, breach or violation of, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the articles of incorporation or by-laws or similar organizational documents of the Company or its subsidiaries, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (b) violate (1) any U.S. Federal or New York statute, law, rule or regulation (other than U.S. Federal securities, state or foreign securities or blue sky or anti-fraud statutes, laws, rules or regulations and the rules and regulations of the NASD), or (2) any judgment, order or decree to the knowledge of such counsel applicable to the Company or its subsidiaries of any U.S. Federal or New York court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

(ix)           to such counsel’s knowledge, except pursuant to the Registration Rights Agreement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In addition, such counsel shall state that, in the course of such counsel’s participation, as United States counsel to the Company, in the preparation of the Registration Statement and the U.S. Prospectus and the Time of Sale Information, such counsel has participated in conferences with, among others, representatives of the U.S. Syndicate Underwriters, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the U.S. Prospectus and the Time of Sale Information were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus and the Time of Sale Information (except to the extent specified in paragraphs (i) and (iii) of the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and related schedules, including the notes thereto and the auditor’s report thereon or (ii) the other financial, accounting and statistical data included in the Registration Statement or U.S. Prospectus or the Time of Sale Information, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the U.S. Prospectus or the Time of Sale Information (other than (i) the financial statements and related schedules, including the notes thereto and the auditor’s report thereon or (ii) the other financial, accounting and statistical data included in the U.S. Prospectus or the Time of Sale Information, as to which such counsel need not comment), as of its issue date or as of the closing date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials and (C) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine. References to the U.S. Prospectus in this paragraph (d) shall also include any supplements thereto at the closing date.

(e)  Opinion of Company’s Marshall Islands Counsel.  The Company shall have requested and caused Seward & Kissel LLP, the Company’s Marshall Islands counsel, to have furnished to the Representative their opinion, dated the closing date and addressed to the U.S. Representatives, to the effect that:

(i)            each of the Company and its subsidiaries listed under the heading “Owning Entity” of Annex A hereof (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the U.S. Prospectus;

(ii)           all the outstanding common shares of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the U.S. Prospectus, all outstanding common shares of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any pledges registered in the relevant subsidiary’s share register, other than pledges granted to any security trustee under the Senior Secured Credit Facility or the Secured Loan Facility;

(iii)          the Company’s authorized equity capitalization is as set forth in the U.S. Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the U.S. Prospectus; the outstanding Class A common shares and Class B common shares have been duly and validly issued and are fully paid and nonassessable; the U.S. Syndicate Offered Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Syndicate Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the U.S. Syndicate Offered Shares are valid and comply with any applicable laws of the Republic of the Marshall Islands, the Company’s and its subsidiaries’ articles of incorporation or by-laws or similar organizational documents; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the U.S. Syndicate Offered Shares; and, except as set forth in the U.S. Prospectus, no securities convertible into Class A common shares are outstanding;

(iv)          the statements included in the U.S. Prospectus under the headings “Enforceability of Civil Liberties”, “Tax Considerations — Marshall Islands Tax Considerations”, “Business — Environmental and Other Regulations”, “Capitalization”, and “Comparison of Marshall Islands Corporate Law to Delaware Corporate Law”, insofar as such statements summarize Marshall Islands legal matters, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, documents or proceedings;

(v)           insofar as matters of Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(vi)          the choice of law provision set forth in Section 16 hereof is legal, valid and binding under the laws of the Republic of the Marshall Islands and such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the choice of New York law as the proper law of this Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of the Republic of the Marshall Islands; the Company has the power to submit, and has irrevocably submitted, to the exclusive jurisdiction of the New York Courts and has irrevocably appointed Seward & Kissel LLP as its designee, appointee and authorized agent for the purpose described in Section 16 hereof under the laws of the Republic of the Marshall Islands for such times as the Company does not have a place of business in the United States; the irrevocable submission of the Company to the exclusive jurisdiction of the New York Courts, and assuming the Company is not regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of the Marshall Islands or another sovereign jurisdiction or any division, bureau, office, agency, department or political subdivision thereof, the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in this Agreement are legal, valid and binding under the laws of the Republic of the Marshall Islands and, assuming the foregoing, such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the submission and waivers; service of process in the manner set forth in Section 16 of this Agreement, will be effective to confer valid personal jurisdiction over the Company under the laws of the Republic of the Marshall Islands; and provided that:

(a)                                  the judgment was for a sum of money and was final in the jurisdiction;

(b)                                 the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order; and

(c)                                  the defendant was actually present in person or by a duly appointed representative and the judgment did not constitute in effect a default judgment;

a final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable in the courts of the Republic of the Marshall Islands without a retrial on the merits;

(vii)         except as described in the U.S. Prospectus, the laws of the Republic of the Marshall Islands do not restrict, prohibit or limit the payment of dividends by the Company to its shareholders (including the holders of U.S. Syndicate Offered Shares) and the making of a dividend payment from the Company to any of its shareholders will not result in the imposition of any income or other tax by the Government of the Marshall Islands or any sub-division or authority thereof, provided that neither the Company nor such shareholder:

(A)                              is now, or will in the future be, engaged in (1) the retailing, wholesaling, trading or importing of goods or services for or with a resident of the Republic of the Marshall Islands; (2) any extractive industry in the Republic of the Marshall Islands; (3) any regulated professional service activity in the Republic of the Marshall Islands; (4) the export of any commodity or goods manufactured, processed, mined or made in the Republic of the Marshall Islands, or (5) the ownership of real property in the Republic of the Marshall Islands; and

(B)                                is now, or will in the future be, doing business in the Republic of the Marshall Islands except that such shareholder may (1) have its registered office in the Republic of the Marshall Islands and maintain its registered agent in the Republic of the Marshall Islands as required by the provisions of the Associations Law of 1990, as amended; and (2) secure and maintain registry in the Republic of the Marshall Islands solely related to the operation or disposition of any vessel outside of the Republic of the Marshall Islands.

(viii)        all dividends and other distributions declared and payable on the shares of capital stock of the Company, may under the current laws and regulations of the Marshall Islands or any political subdivision thereof, be paid in United States dollars and may be freely transferred out of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Marshall Islands;

(ix)           each of the vessels listed on Annex A of this Agreement is duly and validly registered as a vessel in the sole ownership of record of the entity indicated as the “Owning Entity” of such vessel on such schedule under the laws of the Republic of the Marshall Islands, free and clear of all liens, claims, charges, debts or encumbrances of record, except, in each case, first and second preferred mortgages in favor of the Security Trustee under the Senior Secured Credit Facility;

(x)            this Agreement has been duly authorized, executed and delivered by the Company;

(xi)           no consent, approval, authorization, filing with or order of any court or governmental agency or body in the Republic of the Marshall Islands is required in connection with the transactions contemplated herein;

(xii)          neither the issue and sale of the U.S. Syndicate Offered Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the articles of incorporation or by-laws or similar organizational documents of the Company or its subsidiaries, or (ii) any Marshall Islands statute, law, rule, order, regulation of general application to which the Company or its subsidiaries is subject;

(xiii)         assuming no execution or deliveries of documents within the Republic of the Marshall Islands, no documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the U.S. Syndicate Underwriters to the Republic of the Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the U.S. Syndicate Offered Shares to or for the respective accounts of the U.S. Syndicate Underwriters or the sale and delivery by the U.S. Syndicate Underwriters of the U.S. Syndicate Offered Shares to the initial purchasers thereof; and

(xiv)        each of the vessel purchase agreements to purchase the six product tankers attached as Exhibits B-1 through B-6 and each of the option agreements to purchase four Ice Class 1A product tankers attached as Exhibits C-1 through C-4 hereto has been duly authorized, executed and delivered by the respective subsidiary party thereto, and is a valid and binding agreement of each such subsidiary enforceable against each such subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

In addition, the Company shall cause to be delivered an opinion supplemental to the Marshall Islands opinion of Seward & Kissel LLP from the Marshall Islands law firm of Simpson and Reeder in form reasonably satisfactory to the U.S. Syndicate Representative.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the U.S. Prospectus in this paragraph (e) shall also include any supplements thereto at the closing date.

(f)  Opinion of Company’s Greek Counsel.  The Company shall have requested and caused the Company’s Greek counsel, to have furnished to the Representative their opinion, dated the closing date and addressed to the Representative, to the effect that:

(i)            to such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any Greek court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement and the U.S. Prospectus;

(ii)           no consent, approval, authorization, filing with or order of any Greek court or governmental agency or body is required in connection with the transactions contemplated herein;

(iii)          neither the issue and sale of the U.S. Syndicate Offered Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to any Greek statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any Greek court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties;

(iv)          the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency in Greece or body or any court in Greece having jurisdiction over the Company or any of its subsidiaries or their properties;

(v)           the Company and its subsidiaries are not required to file tax returns or pay any taxes in Greece except as may be required regarding any transactions subject to value added tax, social security and payroll taxes;

(vi)          to such counsel’s knowledge, the Company and its subsidiaries are not required to obtain any licenses or other forms of authorization from any governmental authorities, self-regulatory organizations and any courts and other tribunals, in Greece, necessary to own or lease, as the case may be, and to operate any vessel owned or leased by each of its subsidiaries and to carry on its business as conducted as of the date of the U.S. Prospectus; to such counsel’s knowledge, the Company is in compliance with all laws and regulations in Greece relating to the conduct of its business as conducted as of the date of the U.S. Prospectus;

(vii)         no documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the U.S. Syndicate Underwriters to Greece or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the U.S. Syndicate Offered Shares to or for the respective accounts of the U.S. Syndicate Underwriters or the sale and delivery by the U.S. Syndicate Underwriters of the U.S. Syndicate Offered Shares to the initial purchasers thereof; and

(viii)        all dividends and other distributions declared and payable on the shares of capital stock of the Company, may, under the current laws and regulations of Greece or any political subdivision thereof, be paid in United States dollars and may be freely transferred out of Greece, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Greece and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in Greece.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the U.S. Prospectus in this paragraph (f) shall also include any supplements thereto at the closing date.

(g)  Opinion of Counsel for the U.S. Syndicate Underwriters.  On each of the First Closing Date and each Option Closing Date the U.S. Representatives shall have received the opinion of Vinson & Elkins L.L.P., the U.S. Syndicate Underwriters’ counsel, in form and substance satisfactory to the U.S. Syndicate Underwriters, dated as of such closing date.

(h)  Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date the U.S. Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the U.S. Prospectus and Registration Statement, any amendment or supplement to the U.S. Prospectus or Registration Statement and this Agreement and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the First Closing Date or the Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Sections 1 and 3 of this Agreement are true and correct on and as of the First Closing Date or the Option Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such closing date;

(iii)          each of the Operative Agreements has been validly executed and delivered by the Company and each Operative Agreement conforms in all material respects to any descriptions of such Operative Agreement in the Registration Statement and the U.S. Prospectus;

(iv)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date or the Option Closing Date, as the case may be; and

(v)           no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(i)  Bring-down Comfort Letters.  On each of the First Closing Date and each Option Closing Date, the U.S. Representatives shall have received from Ernst & Young (Hellas) Certified Auditors Accountants S.A., a letter dated such date, in form and substance satisfactory to the U.S. Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the U.S. Representatives shall have received an additional 5 conformed copies of such accountants’ letter for each of the several U.S. Syndicate Underwriters).

(j)  Lock-Up Agreement from Certain Securityholders of the Company.  On or prior to the date hereof, the Company shall have furnished to the U.S. Representatives an agreement in the form of Exhibit D hereto from each of the persons named on Annex B hereto, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(k)  Inclusion on the Nasdaq National Market.  The U.S. Syndicate Offered Shares shall have been included for quotation on the Nasdaq National Market, and satisfactory evidence of such inclusion shall have been provided to the U.S. Representatives.

(l)  Operative Agreements.  Each of the Operative Agreements has been validly executed and delivered by the Company and each of the Operative Agreements conforms in all material respects to any descriptions of such Operative Agreement in the Registration Statement and the U.S. Prospectus.

(m)  Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the U.S. Representatives and counsel for the U.S. Syndicate Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the U.S. Syndicate Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the U.S. Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the U.S. Syndicate Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6.  Reimbursement of U.S. Syndicate Underwriters’ Expenses.  If this Agreement is terminated by the U.S. Representatives pursuant to Section 5 (other than Section 5(g)) or Section 11, or if the sale to the U.S. Syndicate Underwriters of the U.S. Syndicate Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the U.S. Representatives and the other U.S. Syndicate Underwriters (or such U.S. Syndicate Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the U.S. Representatives and the U.S. Syndicate Underwriters in connection with the proposed purchase and the offering and sale of the U.S. Syndicate Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.Effectiveness of this Agreement.  This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

Section 8.              Indemnification

(a)  Indemnification of the U.S. Syndicate Underwriters.  The Company agrees to indemnify and hold harmless each U.S. Syndicate Underwriter, its officers and employees, and each person, if any, who controls any U.S. Syndicate Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such U.S. Syndicate Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto) or the Time of Sale Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any U.S. Syndicate Underwriter in connection with, or relating in any manner to, the U.S. Syndicate Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such U.S. Syndicate Underwriter through its willful misconduct or gross negligence; and to reimburse each U.S. Syndicate Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by such U.S. Syndicate Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the U.S. Syndicate Underwriter expressly for use in the Registration Statement, any preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto) or any Time of Sale Information, it being understood and agreed that the only such information furnished by the U.S. Syndicate Underwriters to the Company consists of the information described in subsection (b) below.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)  Indemnification of the Company, its Directors and Officers.  Each U.S. Syndicate Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such U.S. Syndicate Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto) or any Time of Sale Information, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary U.S. Prospectus, the U.S. Prospectus (or any amendment or supplement thereto) or any Time of Sale Information, in reliance upon and in conformity with written information furnished to the Company by a U.S. Syndicate Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the U.S. Syndicate Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto) or any Time of Sale Information are the statements set forth in the tables in the first and second paragraphs under the caption “Underwriting” in the U.S. Prospectus and under the caption “Stabilization and Short Positions” under the caption “Underwriting” in the U.S. Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each U.S. Syndicate Underwriter may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification, except to the extent that the indemnifying party shall have been materially prejudiced by such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)  Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 9.  Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the U.S. Syndicate Underwriters, on the other hand, from the offering of the U.S. Syndicate Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the U.S. Syndicate Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the U.S. Syndicate Underwriters, on the other hand, in connection with the offering of the U.S. Syndicate Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the U.S. Syndicate Firm Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the U.S. Syndicate Underwriters, in each case as set forth on the front cover page of the U.S. Prospectus, bear to the aggregate initial public offering price of the U.S. Syndicate Firm Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the U.S. Syndicate Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the U.S. Syndicate Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the U.S. Syndicate Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the U.S. Syndicate Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no U.S. Syndicate Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions received by such U.S. Syndicate Underwriter in connection with the U.S. Syndicate Offered Shares underwritten by it and distributed to the public exceeds the amount of any damages that such U.S. Syndicate Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The U.S. Syndicate Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Exhibit A.  For purposes of this Section 9, each officer and employee of a U.S. Syndicate Underwriter and each person, if any, who controls a U.S. Syndicate Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such U.S. Syndicate Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Default of One or More of the Several U.S. Syndicate Underwriters.  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several U.S. Syndicate Underwriters shall fail or refuse to purchase U.S. Syndicate Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of U.S. Syndicate Offered Shares which such defaulting U.S. Syndicate Underwriter or U.S. Syndicate Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the U.S. Syndicate Offered Shares to be purchased on such date, the U.S. Representatives may make arrangements satisfactory to the Company for the purchase of such U.S. Syndicate Offered Shares by other persons, including any of the U.S. Syndicate Underwriters, but if no such arrangements are made by such closing date, the other U.S. Syndicate Underwriters shall be obligated, severally, in the proportions that the number of U.S. Syndicate Firm Shares set forth opposite their respective names on Exhibit A bears to the aggregate number of U.S. Syndicate Firm Shares set forth opposite the names of all such non-defaulting U.S. Syndicate Underwriters, or in such other proportions as may be specified by the U.S. Representatives with the consent of the non-defaulting U.S. Syndicate Underwriters, to purchase the U.S. Syndicate Offered Shares which such defaulting U.S. Syndicate Underwriter or U.S. Syndicate Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the U.S. Syndicate Underwriters shall fail or refuse to purchase U.S. Syndicate Offered Shares and the aggregate number of U.S. Syndicate Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of U.S. Syndicate Offered Shares to be purchased on such date, and arrangements satisfactory to the U.S. Representatives and the Company for the purchase of such U.S. Syndicate Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.  In any such case either the U.S. Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the U.S. Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “U.S. Syndicate Underwriter” shall be deemed to include any person substituted for a defaulting U.S. Syndicate Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting U.S. Syndicate Underwriter from liability in respect of any default of such U.S. Syndicate Underwriter under this Agreement.

Section 11.  Termination of this Agreement.  Prior to the First Closing Date this Agreement may be terminated by the U.S. Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, currency exchange rates or exchange controls, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the sole judgment of the U.S. Representatives is material and adverse and makes it impracticable to market the U.S. Syndicate Offered Shares in the manner and on the terms described in the U.S. Prospectus or to enforce contracts for the sale of securities or market the Singapore Syndicate Offered Shares in the secondary market in the manner and on the terms described in the Singapore Syndicate Prospectus; (iv) in the judgment of the U.S. Representatives there shall have occurred any Material Adverse Change; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the U.S. Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured or (vi) any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any U.S. Syndicate Underwriter, except that the Company shall be obligated to reimburse the expenses of the U.S. Representatives and the U.S. Syndicate Underwriters pursuant to Sections 4 and 6 hereof, (b)  any U.S. Syndicate Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several U.S. Syndicate Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Syndicate Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the U.S. Syndicate Offered Shares sold hereunder and any termination of this Agreement.

Section 13.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the U.S. Representatives:

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022
Facsimile:  (212) 284-2280
Attention:  Josh Targoff, Senior Vice President, General Counsel, Investment Banking

and

J.P. MORGAN SECURITIES INC.

277 Park Avenue

New York, New York  10172

Facsimile:

Attention:

If to the Company:

24 Kaningos Street
Piraeus 185 34 Greece: (011) 30 210 4222541 2
Attention:  General Counsel

With a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY  10004

Facsimile: 212 480 8421

Attn: Gary J. Wolfe

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute U.S. Syndicate Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal U.S. Representatives, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the U.S. Syndicate Offered Shares as such from any of the U.S. Syndicate Underwriters merely by reason of such purchase.

Section 15.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes (and only such changes) as are necessary to make it valid and enforceable.

Section 16.  Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  At any time that the Company does not maintain an office in the United States which may accept service of process, the Company hereby irrevocably designates Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004, as its agent for service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 17.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary U.S. Prospectus and the U.S. Prospectus (and any amendments and supplements thereto) or any Time of Sale Information, as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

OMEGA NAVIGATION ENTERPRISES, INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the U.S. Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.
J.P. MORGAN SECURITIES, INC.
Acting as U.S. Representatives of the
several U.S. Syndicate Underwriters named in
the attached Exhibit A.

JEFFERIES & COMPANY, INC.

By:
Name
Title

J.P. MORGAN SECURITIES, INC.

By:
Name
Title